                                                            EXHIBIT 1(5)(c)

               ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
                       LIFE INSURANCE (1035 EXCHANGE) RIDER

This rider is a part of the contract to which it is attached. The insured under this rider is the insured under the contract.

The contract is issued in consideration for your assignment to us of a life insurance policy (called the "Exchanged Policy") on the life of the insured.
The "Exchanged Policy" is identified in your application for this contract. As used in this rider, "gain" means the amount by which the cash value of the Exchanged Policy (including any unpaid policy loan) exceeds your investment in the Exchanged Policy as reported to us by the company which issued the Exchanged Policy. We assume no responsibility for the calculation of your investment in the Exchanged Policy.

The Fixed Account Interest Rates provisions are amended by the addition of the following:

     The Preferred Loan Rate will also be credited to the following amounts:

     1. That portion of the Outstanding Loan which is carried over from the Exchanged Policy and;

     2. A percentage of the gain under the Exchanged Policy less the policy loan carried over to this contract as of the date of exchange.

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      Beginning of Contract Year      Exchanged Policy's Unloaned Gain Available
                                              For Preferred Loan Rate
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                     1                                    0%
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                     2                                   10%
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                     3                                   20%
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                     4                                   30%
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                     5                                   40%
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                     6                                   50%
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                     7                                   60%
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                     8                                   70%
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                     9                                   80%
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                    10                                   90%
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                    11                                  100%
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                     Signed for the Company at Dover, Delaware.

           Richard M. Reilly                         Abigail M. Armstrong
              President                                    Secretary